UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 10, 2009
ENCORE ENERGY PARTNERS LP
(Exact name of registrant as specified in its charter)

Delaware	001-33676	20-8456807
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

777 Main Street, Suite 1400, Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (817) 877-9955
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-10.1
EX-99.1

Item 1.01	Entry into a Material Definitive Agreement.
     On March 10, 2009, Encore Energy Partners Operating LLC (“OLLC”), a wholly owned subsidiary of Encore Energy Partners LP (“ENP”), amended its Credit Agreement, dated as of March 7, 2007 (as amended, the “OLLC Credit Agreement”), by and among ENP, OLLC, Bank of America, N.A., as administrative agent, and the lenders party thereto (such amendment being hereinafter referred to as the “Second Amendment”), to modify, among other things, the definitions of “Applicable Margin,” “Commitment Fee Percentage,” “Base Rate,” and “Eurodollar Rate.” Loans under the OLLC Credit Agreement are subject to varying rates of interest based on (1) the total outstanding borrowings in relation to the borrowing base and (2) whether the loan is a Eurodollar loan or a base rate loan. Eurodollar loans bear interest at the Eurodollar rate plus the “Applicable Margin” indicated in the following table, and base rate loans bear interest at the base rate plus the “Applicable Margin” indicated in the following table:

	Applicable Margin for	Applicable Margin for
Ratio of Total Outstanding Borrowings to Borrowing Base	Eurodollar Loans	Base Rate Loans
Less than .50 to 1	1.750%	0.750%
Greater than or equal to .50 to 1 but less than .75 to 1	2.000%	0.750%
Greater than or equal to .75 to 1 but less than .90 to 1	2.250%	1.000%
Greater than or equal to .90 to 1	2.500%	1.250%
     The “Eurodollar Rate” for any interest period (either one, two, three, or six months, as selected by OLLC) is the rate equal to the British Bankers Association LIBOR Rate for deposits in dollars for a similar interest period. The “Base Rate” is calculated as the highest of (1) the annual rate of interest announced by Bank of America, N.A. as its “prime rate,” (2) the federal funds effective rate plus 0.5 percent, and (3) except during a “LIBOR Unavailability Period,” the “Eurodollar Rate” (for dollar deposits for a one-month term) for such day plus 1.0 percent.
     ENP incurs a commitment fee on the unused portion of the borrowing base under the OLLC Credit Agreement based on the ratio of amounts outstanding under the OLLC Credit Agreement to the borrowing base in effect on such date. The following table summarizes the “Commitment Fee Percentage” under the OLLC Credit Agreement:

Commitment
Ratio of Total Outstanding Borrowings to Borrowing Base	Fee Percentage
Less than .90 to 1	0.375%
Greater than or equal to .90 to 1	0.500%
     In addition, the Second Amendment provides that the borrowing base under the OLLC Credit Agreement is $240 million.
     This Current Report on Form 8-K contains only a summary of the Second Amendment. The summary does not purport to be a complete summary of the Second Amendment and is qualified in its entirety by reference to the Second Amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.
     Bank of America, N.A., the other lenders under the OLLC Credit Agreement, and their affiliates or predecessors have in the past performed, and may in the future from time to time perform, investment banking, advisory, general financial and commercial services for ENP and its affiliates and subsidiaries for which they have in the past received, and may in the future receive, customary fees and reimbursement of expenses.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits.
10.1	Second Amendment to Credit Agreement, dated as of March 10, 2009, by and among Encore Energy Partners LP, Encore Energy Partners Operating LLC, Bank of America, N.A., as administrative agent and L/C issuer, and the lenders party thereto.

99.1	Press Release dated March 10, 2009 regarding the Second Amendment.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE ENERGY PARTNERS LP
	By:	Encore Energy Partners GP LLC, its general partner

Date: March 11, 2009	By:	/s/ Andrea Hunter
Andrea Hunter
Vice President, Controller, and Principal Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amendment to Credit Agreement, dated as of March 10, 2009, by and among Encore Energy Partners LP, Encore Energy Partners Operating LLC, Bank of America, N.A., as administrative agent and L/C issuer, and the lenders party thereto.

99.1	Press Release dated March 10, 2009 regarding the Second Amendment.